                                                                     EXHIBIT 4.3

                                                                        (FORM 1)

                             (FORM OF FACE OF NOTE)

NO.                                                   $

                      E. I. DU PONT DE NEMOURS AND COMPANY
                                   % NOTE DUE

     E. I. DU PONT DE NEMOURS AND COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the
"Company"), for value received, hereby promises to pay to                     or
registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the principal sum of
Dollars on                , in such coin or currency of the United States of
America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on
and                of each year, commencing                ,      , on said
principal sum at said office or agency, in like coin or currency, at the rate
per annum specified in the title of this Note, from the                     or
the                     , as the case may be, next preceding the date of this
Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no
interest has been paid on these Notes, in which case from                ,
     , until payment of said principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, if
the date hereof is after the      day of           or                , as the
case may be, and before the following                or                , this
Note shall bear interest from such                or                ; provided,
however, that if the Company shall default in the payment of interest due on
such                or                , then this Note shall bear interest from
the next preceding                or                , to which interest has been
paid or, if no interest has been paid on these Notes, from                . The
interest so payable on any                or                , will, subject to
certain exceptions provided in the Indenture referred to on the reverse hereof, to be paid to the person in whose name this Note is registered at the close of
business on the                or                , as the case may be, next
preceding such                or                .

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, E. I. DU PONT DE NEMOURS AND COMPANY has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                          E. I. DU PONT DE NEMOURS AND COMPANY

                                          By
                                            ----------------------------------

                                          By
                                            ----------------------------------

               (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                                              as
                                          Trustee

                                          By
                                          --------------------------------------
                                                     Authorized Officer

                           (FORM OF REVERSE OF NOTE)

                      E. I. DU PONT DE NEMOURS AND COMPANY
                                   % NOTE DUE

     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued
under and pursuant to an indenture dated as of                , 19xx (herein
called the "Indenture"), duly executed and delivered by the Company to
                                                              , Trustee (herein
called the "Trustee"), to which indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as
in the Indenture provided. This Note is one of a series designated as the   %
Notes Due      of the Company, limited in aggregate principal amount to
$           .

     In case an Event of Default with respect to the   % Notes Due      , as
defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change any obligation of the Company to pay additional amounts thereon, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or change any Place of Payment, or change the coin or currency in which any Security or the interest thereon or any coupon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, after any declaration accelerating the maturity of such Securities and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all the Securities) may on behalf of the Holders of all the Securities of such series (or all the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of, premium, if any, or interest, if any, on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Notes are issuable in registered form without coupons in denomination of $ and any multiple of $ . At the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     The Notes may be redeemed at the option of the Company as a whole, or from
time to time in part, on any date after                and prior to Maturity,
upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Notes at their last registered addresses, all as further provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

          If redeemed during the twelve-month period beginning
                         .

     YEAR         PERCENTAGE         YEAR         PERCENTAGE
- --------------    ----------    --------------    ----------

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

     No recourse for the payment of the principal of, or premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                                                                     EXHIBIT 4.3
                                                                        (FORM 2)

                             (FORM OF FACE OF NOTE)

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                      E. I. DU PONT DE NEMOURS AND COMPANY

                               % NOTES DUE                  ,

R-                                                              $

REGISTERED                                                    (PRINCIPAL AMOUNT)

GLOBAL SECURITY                                                     CUSIP

     E. I. DU PONT DE NEMOURS AND COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay CEDE & Co. or registered assign, at the office or agency of the Company in the Borough of Manhattan, The
City of New York, the principal sum of                MILLION DOLLARS
($               ) on                , in such coin or currency of the United
States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on
               and                of each year, commencing                , on
said principal sum at said office or agency, in like coin or currency, at the
rate per annum specified in the title of this Note, from the                or
the                as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest
has been paid on this Note, in which case from                until payment of
said principal sum has been made; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, if the date hereof is after the first day of March or September, as the case may be, and before the following
or                , this Note shall bear interest from such                or
               , unless no interest has been paid on this Note, in which case
from                ,        ; provided, however, that if the Company shall
default in the payment of interest due on such                or
then this Note shall bear interest from the next preceding                or
               to which interest has been paid or, if no interest has been paid
on this Note, from                . The interest so payable on any
               or                will, subject to certain exceptions provided in
the Indenture referred to on the reverse hereof, be paid to the person in whose
name this Note is registered at the close of business on the                or
               , as the case may be, next preceding such                or
               .

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, E. I. DU PONT DE NEMOURS AND COMPANY has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                          E. I. DU PONT DE NEMOURS AND COMPANY,

                                          by
                                            -----------------------------------
             (SEAL)                         Title:

                                          by
                                            -----------------------------------
                                            Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Debt Securities issued under the within-mentioned Indenture.

Dated:

                                                                   , as Trustee,

                                          by
                                            -----------------------------------
                                                     Authorized Officer

                           (FORM OF REVERSE OF NOTE)

                      E. I. DU PONT DE NEMOURS AND COMPANY

                              % NOTES DUE                   ,

     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture and supplemental indentures, dated
respectively as of                ,        ,                ,        ,
               ,        , and                ,        (together, the
"Indenture"), duly executed and delivered by the Company to                ,
Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. This Note is one of a series
designated as the        % Notes Due                ,        of the Company
(herein called the "Notes"), limited in aggregate principal amount to
$               .

     In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders (as defined in the Indenture) of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity (as defined in the Indenture) of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change any obligation of the Company to pay additional amounts thereon, or reduce the amount of the principal of an Original Issue Discount Security (as defined in the Indenture) that would be due and payable upon a declaration of acceleration of the Maturity thereof, or change any Place of Payment (as defined in the Indenture), or change the coin or currency in which any Security or the interest thereon or any coupon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, after any declaration accelerating the maturity of such Securities and before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority of the aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all the Securities) may on behalf of the Holders of all the Securities of such series (or all the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of, premium, if any, or interest, if any, on any of the Securities. Any such consent or waiver by such Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and the interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Notes may not be redeemed by the Company prior to the Stated Maturity.

     The Notes are issuable in registered form without coupons in denominations of $1,000 and in any amount in excess thereof that is an integral multiple of $1,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectively satisfy and discharge liability for moneys payable on this Note.

     No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

  PLEASE INSERT SOCIAL SECURITY OR
                OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

- ------------------    ------------    ------------------------
                   -               -
- ------------------    ------------    ------------------------   -----------------------------------------

- --------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee the within Note of E. I. DU PONT DE NEMOURS AND COMPANY and hereby does irrevocably constitute and appoint attorney
- ------------------------------------------------------------------------
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
      -----------------------------------
                                          ------------------------------------
                                                        Signature

                                          (NOTICE:  THE SIGNATURE TO THIS
                                          ASSIGNMENT MUST CORRESPOND WITH THE
                                          NAME AS WRITTEN UPON THE FACE OF THE
                                          WITHIN INSTRUMENT IN EVERY PARTICULAR,
                                          WITHOUT ALTERATION OR ENLARGEMENT OR
                                          ANY CHANGE WHATEVER.)